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                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549




                                      FORM 8-K



                                   CURRENT REPORT



                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934



                 Date of Report (Date of earliest event reported):

                                    July 8, 1998



                             ALLIED DEVICES CORPORATION
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)



    NEVADA                            0-24012                     13-3087510
---------------                    -----------               -------------------
(State or other                    (Commission                (I.R.S. Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


2365 MILBURN AVENUE, BALDWIN, NEW YORK                                  11510
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (516) 223-9100


                                  (NOT APPLICABLE)
           -------------------------------------------------------------
           (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.        ACQUISITION OR DISPOSITION OF ASSETS.

     On July 8, 1998 (the "Closing Date" or "Closing"), the Registrant acquired effectively all of the assets, properties, business and rights of, and assumed specified liabilities of, Atlantic Precision Products, Inc., a Maine corporation ("Atlantic") through a wholly owned subsidiary of the Registrant (APPI, Inc., a Delaware corporation, hereinafter "APPI") formed for that purpose.

     Consideration for the assets, net of liabilities, of Atlantic consisted of the following: (i) $7,237,500 in cash, delivered at Closing; (ii) 250,000 shares of the common stock of the Registrant (the "Shares") delivered at Closing; and
(iii) a commitment to make additional payments to Atlantic ("Additional Payments") based on the performance of APPI during each of the first three one-year operating periods. For the purposes of valuing the transaction, the Registrant projected, on a pro-forma basis, the additional payments that would accrue if APPI performs for each of the three one-year periods exactly as Atlantic did in 1997, with the total liability for such additional payments amounting to $5,937,500.

     The Additional Payments will be calculated and paid in the following manner: (a) earnings before interest, taxes, depreciation and amortization ("EBITDA") for APPI will be determined, inclusive of a negotiated, fixed charge for corporate overhead; (b) EBITDA will be multiplied by 60.2%; (c) the result will be paid 50% in cash and 50% in a note payable over 3 years with a coupon of 7% simple interest.

     In addition to the foregoing, the following agreements were executed at
Closing: (1) the sole shareholder of Atlantic, Mr. Robert Martin ("Martin"), signed an employment agreement with APPI for three years; (2) Martin, for good and valuable consideration, executed a non-compete agreement that precludes competition with APPI or Registrant for three years following the termination of his employment with APPI; (3) APPI leased Atlantic's facilities for 5 years, with an option to renew for an additional 5 years, from

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real estate holding companies owned by Martin and his brother; (4) the
Registrant gave Atlantic an option to put any or all of the Shares to the Registrant at an option price of $4.00 per share at the third anniversary of the Closing Date; (5) Martin executed a subordination agreement with Registrant's bank (the "Subordination Agreement"), subordinating his interests to the rights of the bank as senior debt-holder; and (6) APPI and Registrant, in recognition of Atlantic subordinating its rights of enforcement under the terms of the Subordination Agreement, agreed to issue stock in addition to cash in the event that APPI is able to meet its obligations to Atlantic without defaulting on its banking agreements but fails to do so.

     The Shares were valued at $2.00 per share at the time of Closing and issuance. The Shares have not been registered for trading and therefore bear a restrictive legend. A discount of approximately 15% was applied to the current market price of Registrant's common stock in arriving at a valuation negotiated between Atlantic and APPI.

     The Registrant funded the cash consideration for the asset purchase from a new credit facility with Chase Manhattan Bank ("Chase"). This new credit facility includes a $6.25 million term loan, a $10 million revolving credit facility, and an increase to the existing equipment lease line from $2 million to $3.2 million. Chase was awarded warrants to purchase 125,000 shares of the Registrant's common stock at a price of $2.00 per share for a term of 5 years as part of the consideration for opening this new credit facility.

     APPI is in the business of manufacturing close tolerance, machined components for original equipment manufacturers with advanced engineering requirements. APPI's equipment and facilities are modern and up-to-date, and its methods of production control, manufacturing and quality control are believed by Registrant to conform to the requirements of ISO-9002. APPI is in the process of certification to ISO-9002, for which it expects to be certified in December, 1998. Registrant intends to continue the business of APPI.


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ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (a) Financial statements of business acquired:

          It is impracticable for the Registrant to provide the financial statements required to be included herewith at the time this Current Report on Form 8-K is being filed. The Registrant will file such statements under cover of Form 8-K/A as soon as they are available, but not later than 60 days after this Current Report must be filed.

          (b) Pro forma financial information:

          The pro forma financial information required to be filed as part of this Current Report on Form 8-K will be filed as soon as available under cover of Form 8-K/A, but not later than 60 days after this Current Report must be filed.

          (c) Exhibits:

          The exhibits required to be filed as part of this Current Report on Form 8-K are listed in the attached Index to Exhibits.


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                                     SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         ALLIED DEVICES CORPORATION

                         By: /s/ Mark Hopkinson
                            ----------------------------
                            Name:  Mark Hopkinson
                            Title: Chairman of the Board


     Dated: July 23, 1998




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                                 Index to Exhibits

     Exhibit
     Number                          Description
     -------                         -----------

     2(a). Asset Purchase Agreement by and among APPI, Inc., as Purchaser, Atlantic Precision Products, Inc., as Seller, and Robert Martin, as Shareholder dated as of July 7, 1998. (The exhibits to this Asset Purchase Agreement are not filed as part of this Current Report on Form 8-K. A list briefly identifying the contents of the omitted exhibits appears in the Table of Contents to the Asset Purchase Agreement. The Registrant undertakes to furnish supplementally a copy of any omitted exhibit to the Commission upon request.)

     2(b). Loan Agreement by and between The Chase Manhattan Bank, Allied Devices Corporation, APPI, Inc., and Empire Tyler Corporation, dated July 7, 1998. (This credit agreement is not filed herewith but will be filed as an amendment to this Current Report on Form 8-K.)



















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